Exhibit 99.2

Vor Bio Announces $175 Million Private Placement

CAMBRIDGE, Mass., June 25, 2025 (GLOBE NEWSWIRE) — Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, today announced that it has entered into a securities purchase agreement for a private placement in public equity financing (the “PIPE”) that is expected to result in gross proceeds of approximately $175 million, before deducting expenses.

Private Placement

Pursuant to the terms of the securities purchase agreement, at the closing of the PIPE, Vor Bio will issue prefunded warrants (the “Warrants”) to purchase an aggregate of 700,000,000 shares of common stock at a purchase price of $0.25 per Warrant.

The PIPE included a syndicate of world-class investors including Vor Bio’s existing stockholder RA Capital Management, as well as Mingxin Capital, Forbion, Venrock Healthcare Capital Partners, Caligan Partners and NEXTBio.

Vor Bio intends to use the net proceeds from the PIPE to advance development of its clinical pipeline and for general corporate purposes. The PIPE is expected to close on June 27, 2025, subject to the satisfaction of customary closing conditions.

The Warrants have an exercise price of $0.0001 per share and will become exercisable upon approval by Vor Bio stockholders of the issuance of the shares underlying the Warrants. Vor Bio intends to hold a special stockholder meeting to approve, among other things, the issuance of the underlying shares.

The securities being issued and sold in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, Vor Bio and the investors named therein entered into a registration rights agreement pursuant to which Vor Bio has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issuable upon the exercise of the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding the PIPE, including expected proceeds, expected use of proceeds and expected closing, expectations and timing with respect to a special stockholder meeting and other statements that are not historical fact. Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Contact:

Investors & Media

Sarah Spencer

+1 857-242-6076

sspencer@vorbio.com